As filed with the Securities and Exchange Commission on August 9, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	82-5497352 (I.R.S. Employer Identification No.)
2500 Innovation Way Greenfield, Indiana (Address of Principal Executive Offices)	46140 (Zip Code)

Amended and Restated 2018 Elanco Stock Plan

(Full title of the plan)

Marcela A. Kirberger
General Counsel and Corporate Secretary
Elanco Animal Health Incorporated
2500 Innovation Way

Greenfield, Indiana 46140

(Name and address of agent for service)

(877) 352-6261

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	10,047,959	(3)	$36.48	$366,549,544.32	$39,990.56

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of the Registrant’s Common Stock that may be offered or delivered under the Amended and Restated 2018 Elanco Stock Plan (the “Plan”) to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transactions. No additional registration fee is included for the registration of the offering of these shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low reported market prices of the Registrant’s Common Stock on August 3, 2021.
(3)	Represents an additional 10,047,959 shares of the Registrant’s Common Stock that are available for future issuance under the Plan, which number consists of (i) 9,000,000 shares that became available for issuance pursuant to the Plan upon its approval by the Registrant’s stockholders at the Registrant’s Annual Meeting on May 19, 2021 and (ii) 1,047,959 shares that had become available for future issuance under the Plan prior to the date of the Annual Meeting pursuant to the share counting, share recycling and other terms and conditions of the 2018 Elanco Stock Plan.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by Elanco Animal Health Incorporated, an Indiana corporation (the “Registrant”), to register 10,047,959 shares of the Registrant’s common stock, no par value (“Common Stock”), to be offered and sold under the Amended and Restated 2018 Elanco Stock Plan (the “Plan”). These shares are in addition to the shares previously registered on the Registrant’s Registration Statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission on September 20, 2018 (Registration No. 333-227447) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Registrant hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents of the Registrant under File No. 001-38661.

▪	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (file March 1, 2021), including portions of our Proxy Statement for the 2021 annual meeting of shareholders (filed on March 25, 2021) to the extent specifically incorporated by reference therein.

▪	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 (filed May 7, 2021) and June 30, 2021 (filed August 9. 2021).

▪	The Registrant’s Current Reports on Form 8-K filed January 11, 2021, January 26, 2021, February 23, 2021, May 21, 2021, June 4, 2021, June 9, 2021, June 16, 2021, July 1, 2021 and August 2, 2021 (other than the portions of those documents that are furnished under applicable Securities and Exchange Commission (“SEC”) rules and not deemed to be filed).

▪	The description of the Registrant’s Common Stock contained in the S-1 Registration Statement, which description is incorporated by reference into the Form 8-A filed with the Commission on September 18, 2018 pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), as updated by Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K filed February 28, 2020 and any further amendment or report filed for the purpose of further updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Common Stock offered hereby have been sold, or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

4.1	Amended and Restated Articles of Incorporation of Elanco Animal Health Incorporated, effective September 18, 2018 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on September 26, 2018).
4.2	Amended and Restated Bylaws of Elanco Animal Health Incorporated, effective August 8, 2019 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on August 9, 2019).
4.3	Amended and Restated 2018 Elanco Stock Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on May 21, 2021).
5.1	Opinion of Barnes & Thornburg LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Barnes & Thornburg LLP. (contained in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature pages of the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 9, 2021.

ELANCO ANIMAL HEALTH INCORPORATED

By:	/s/ Jeffrey N. Simmons
Jeffrey N. Simmons
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jeffrey N. Simmons, Marcela A. Kirberger and Todd S. Young, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated and on August 9, 2021.

Signatures	Title

/s/ Jeffrey N. Simmons	President and Chief Executive Officer (principal executive officer) and Director
Jeffrey N. Simmons

/s/ Todd S. Young	Executive Vice President, Chief Financial Officer (principal financial officer)
Todd S. Young

/s/ James M. Meer	Vice President, Chief Accounting Officer (principal accounting officer)
James M. Meer

/s/ R. David Hoover	Chairman of the Board
R. David Hoover

/s/ Kapila Kapur Anand	Director
Kapila Kapur Anand

/s/ John P. Bilbrey	Director
John P. Bilbrey

/s/ William F. Doyle	Director
William F. Doyle

/s/ Scott Ferguson	Director
Scott Ferguson

/s/ Art A. Garcia	Director
Art A. Garcia

/s/ Michael J. Harrington	Director
Michael J. Harrington

/s/ Paul Herendeen	Director
Paul Herendeen

/s/ Deborah T. Kochevar	Director
Deborah T. Kochevar

/s/ Lawrence E. Kurzius	Director
Lawrence E. Kurzius

/s/ Kirk McDonald	Director
Kirk McDonald

/s/ Denise Scots-Knight	Director
Denise Scots-Knight